CERTIFICATE OF INCORPORATION
OF
SPA E, INC.

ARTICLE I

The name of this corporation shall be: SPA E, INC.

ARTICLE II

This corporation may engage in any activity or business permitted under the laws of the United States of America and of the State of Florida.

ARTICLE III

The maximum number of shares of stock that this corporation is authorized to have outstanding at any time is 1,000 @ $1.00 PAR VALUE each.

ARTICLE IV

The amount of capital with which this corporation will begin business shall not be less than $1,000.00.

ARTICLE V

This corporation is to have perpetual existence.

ARTICLE VI

The principal office of this corporation shall be located at: 153 Harbor Drive, Key Biscayne, Florida 33149, with the corporation retaining the power of moving its office to any other address in Florida, as may from time to time be determined and authorized by its Board of Directors.

This instrument was prepared by:

Sala & Gomez, P.A.
260 Crandon Blvd. Suite 14
Key Biscayne, Florida 33149
Florida Bar No. 0435279

ARTICLE VII

This corporation shall at all times have at least one (1) Director who shall conduct the business of the corporation as a Board of Directors. The stockholders of the corporation may, from time to time, and at any time,

increase or diminish the size of the Board of Directors of the corporation, provided that the corporation shall at all times have a minimum of Director.

ARTICLE VIII

The names and post office addresses of the First Board of Directors of the corporation who subject to the provisions of the Certificate of Incorporation and the corporation laws of the State of Florida shall hold office for the first year of the corporation's existence, or until their successors are elected and qualified are:

BRENDA LEGRANGE
153 Harbor Drive
Key Biscayne, Florida 33149

The registered agent shall be CESAR GOMEZ, ESQUIRE and the registered agent's office is at 260 Crandon Blvd., Unit 14, Key Biscayne, Florida, 33149.

ARTICLE IX

The name and post office address of the subscriber to this Certificate of Incorporation, is:

CESAR GOMEZ
260 Crandon Blvd., Suite 14
Key Biscayne, Florida 33149

ARTICLE X

The By-Laws of this corporation may be created, amended or changed by either the Stockholders or the Directors of the corporation at any regular or duly scheduled Special Meeting.

ARTICLE XI

All officers, agent and factors shall be chosen in such manner, hold their office for such terms and have such powers and duties as may be prescribed by the By-Laws or determined by the Board of Directors of the corporation.

ARTICLE XII

Every person who now is or hereafter shall become a Director of this corporation shall be indemnified by the corporation against all costs and expenses (including counsel fees) hereafter reasonably incurred by or imposed

upon him in connection with, or resulting from, any action, suit or proceeding, or at the time such cost or expense is incurred by or imposed upon him. However, an exception is made to the above in relation to matters as to which he shall be finally adjudged in such action, suit of proceeding to have been derelict in the performance of such duties imposed in him as such Director.
The right to indemnification herein provided shall not be exclusive of other rights to which any such person may now or hereafter be entitled as a matter of law.

I, the undersigned, do hereby subscribe, acknowledge and file this Certificate of Incorporation, hereby certifying that the fact herein stated are true and correct, and according hereto set my hand and seal this 27 day of March, 2002.

_________________ (SEAL)

STATE OF FLORIDA)
) ss:
COUNTY OF MIAMI-DADE)

Be it remembered that on this 27 day of March, 2002, personally appeared before me, a Notary Public for the State of Florida, CESAR GOMEZ, party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate of Incorporation to be the act and deed of the signer, and that the facts therein stated are truly set forth.

Given under my hand and seal of office the day and year aforesaid.

OFFICIAL NOTARY SEAL
CRISTINA ARECHABALA
NOTARY PUBLIC STATE OF FLORIDA
COMMISSION NO. DD004989
MY COMMISSION EXP. MAR. 12,2005

Notary Public, State of Florida
at Large

My commission expires:

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN FLORIDA, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

IN COMPLIANCE WITH SECTION 48.091, FLORIDA STATUTES, THE FOLLOWING IS SUBMITTED:

FIRST--THAT

DESIRING TO ORGANIZE OR QUALIFY UNDER THE LAWS OF THE STATE OF FLORIDA,

WITH ITS PRINCIPAL PLACE OF BUSINESS AT CITY OF MIAMI, STATE OF FLORIDA, HAS NAMED CESAR GOMEZ, LOCATED AT 260 CRANDON BLVD., SUITE 14, KEY BISCAYNE, FLORIDA 33149, AS ITS AGENT TO ACCEPT SERVICE OF PROCESS WITHIN FLORIDA.

Signature: ______________________

Cesar Gomez

Title: Registered Agent

Date: 3/27/02

HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION, AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY AGREE TO ACT IN THIS CAPACITY, AND I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES.

Signature: ______________________

Date: 3/27/02.